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                                                                   EXHIBIT 99(a)


                             JOINT FILING AGREEMENT


     The undersigned hereby agrees that the statement on Schedule 13G with respect to the shares of Common Stock of Identix Incorporated dated July 8, 1999, and any amendments thereto signed by each of the undersigned shall be filed on behalf of each of them pursuant to and in accordance with the provisions of 13(d)-1(k) under the Securities Exchange Act of 1934.


Date: July 8, 1999                      CAPITAL VENTURES INTERNATIONAL

                                        By: Heights Capital Management, pursuant
                                        to a Limited Power of Attorney, a copy
                                        of which is filed as Exhibit A to the
                                        Schedule 13G

                                        By: /s/ Michael Spolan
                                            ---------------------------------
                                            Michael Spolan, General Counsel
                                            and Secretary

Date:  July 8, 1999

                                        By: /s/ Michael Spolan
                                            ---------------------------------
                                            Michael Spolan, General Counsel
                                            and Secretary